Exhibit 99.1

ZIOPHARM Issues Statement Regarding Misleading Blog Post

NEW YORK, NY – October 19, 2012 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today issued the following statement regarding a blog entry posted by Richard Pearson, Contributor, on Forbes.com:

“The statements made in Mr. Pearson’s blog entry are misleading and wrong and, given his disclosed investment position, we call into question the entire credibility of this piece. The Form 483 was issued directly to the independent investigator, not to ZIOPHARM, and had nothing to do with any outcome measures of the Phase 2 PICASSO study. All regulatory matters raised in Mr. Pearson’s blog entry were resolved by the investigator in full in 2010, and had no impact on the Company’s transition from Phase 2 to Phase 3. Further, the Company has no issues with drug stability. We stand by the clinical data generated at this investigator’s site. Consistent with best practices, all data from ZIOPHARM’s Phase 2 PICASSO study at this site were reviewed by an independent, former FDA good clinical practice (GCP) auditor, and the auditor concluded that the study site’s violations had no impact on the PICASSO study or the quality of data.”

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company focused on the development and commercialization of new cancer therapies. ZIOPHARM's operations are located in Boston, MA, and New York City. Further information about ZIOPHARM may be found at www.ziopharm.com.

Contact:

For ZIOPHARM

Nicole Jones

ZIOPHARM Oncology, Inc.

617-778-2266

njones@ziopharm.com

Media Contacts:

David Schull or Lena Evans

Russo Partners, LLC

858-717-2310

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com